Exhibit 32.1

Certifications Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002,

18 U.S.C. Section 1350

Certification of Chief Executive Officer and Chief Financial Officer Pursuant to 18 U.S.C. Section 1350

The undersigned, Benjamin Gordon and Mitchell Gordon, in their capacities as Chief Executive Officer and Chief Financial Officer, respectively, of Cambridge Capital Acquisition Corporation (the “Registrant”) do each hereby certify with respect to the Annual Report on Form 10-K of the Registrant for the period ended December 31, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant as of, and for, the periods presented in this Report.

Date: March 2, 2015	/s/ Benjamin Gordon
Name: Benjamin Gordon
Title: Chief Executive Officer, Secretary, Treasurer, and Director

Date: March 2, 2015	/s/ Mitchell Gordon
Name: Mitchell Gordon
Title: President, Chief Financial Officer and Director

This certification is furnished as an exhibit to the Report and accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.